Exhibit 99.1
EOP Operating Limited Partnership Announces Extension of Its Cash Tender Offers and Related Consent Solicitations for $8.4 Billion of its Outstanding Debt Securities
CHICAGO—(BUSINESS WIRE)—Feb. 2, 2007—Equity Office Properties Trust (NYSE:EOP) announced today that its subsidiary, EOP Operating Limited Partnership, has extended its cash tender offers and related consent solicitations in respect of an aggregate of approximately $8.4 billion of its outstanding unsecured debt securities, which we refer to as the “Notes.” The tender offers and related consent solicitations will now expire at 8:00 a.m., New York City time, on February 9, 2007, unless extended or earlier terminated (the “Offer Expiration Date”). As of the date hereof, approximately $8.1 billion aggregate principal amount of Notes have been tendered pursuant to the tender offers.
EOP Operating Limited Partnership indicated that the tender offers and consent solicitations have been extended by one day in light of the expected adjournment to February 7, 2007 of the shareholders’ meeting relating to the proposed mergers of Equity Office Properties Trust and EOP Operating Limited Partnership with affiliates of The Blackstone Group.
As previously announced, the consent payment deadlines with respect to the tender offers and consent solicitations for all of the Notes have expired and withdrawal rights have terminated. Holders of Notes who have not already tendered their Notes may do so at any time on or prior to the Offer Expiration Date, but such holders will only be eligible to receive the applicable tender offer consideration, which is an amount, paid in cash, equal to the applicable total consideration less the applicable consent payment, for their Notes.
The tender offers and consent solicitations relating to the Notes are made upon the terms and conditions set forth in the Offer to Purchase and the related Consent and Letter of Transmittal, as heretofore amended and as amended hereby. Further details about the terms and conditions of the tender offers and consent solicitations relating to the Notes are set forth in the Offer to Purchase, as well as in the press releases issued by Equity Office Properties Trust on December 29, 2006, January 2, 2007, January 10, 2007 (two releases), January 11, 2007, January 18, 2007 and January 24, 2007.
EOP Operating Limited Partnership has retained Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the lead Dealer Managers and Solicitation Agents for the tender offers and consent solicitations for the Notes, and they can be contacted at (877) 686-5059 (toll-free) ((212) 357-0775 (collect)) and (888) 654-8637 (toll-free) ((212) 449-4914 (collect)), respectively. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are also acting as Dealer Managers and Solicitation Agents in connection with the tender offers and consent solicitations for the Notes. Requests for documentation for the tender offers and consent solicitations relating to the Notes may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).
This release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offers and consent solicitations for the Notes are only being made pursuant to the tender offer and consent solicitation documents as heretofore amended and as amended hereby, including the Offer to Purchase, including the documents incorporated, or deemed incorporated, by reference therein. The tender offers and consent solicitations for the Notes are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed to be made on behalf of EOP Operating Limited Partnership by the Dealer Managers (who are also the Solicitation Agents), or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Equity Office Properties Trust
Equity Office is the largest publicly traded owner and manager of office properties in the United States by building square footage. At December 31, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 543 office buildings comprising 103.1 million square feet in 16 states and the District of Columbia. As of that date, Equity Office owned buildings in 24 markets and in 98 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.
EOP Operating Limited Partnership is a Delaware limited partnership through which Equity Office conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets.
Forward Looking Statements
This press release contains certain forward-looking statements based on current Equity Office management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results, performance or transactions of Equity Office and its subsidiaries to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (1) the failure to satisfy the conditions to completion of the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required shareholder approval; (2) the failure to obtain the necessary financing arrangements set forth in the commitment letters received by Blackhawk Parent LLC (an affiliate of The Blackstone Group) in connection with the proposed mergers and the actual terms of such financings; (3) the failure of the proposed mergers to close for any other reason; (4) the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; (5) the outcome of the legal proceedings that have been, or may be, instituted against Equity Office and others following the announcement of the proposed mergers; (6) the risks that the proposed transactions disrupt current plans and operations including potential difficulties in employee retention; (7) the amount of the costs, fees, expenses and charges related to the proposed mergers; and (8) the substantial indebtedness that will need to be incurred to finance consummation of the proposed mergers and related transactions, including the tender offers and consent solicitations and other refinancings of Equity Office and its subsidiaries; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Equity Office’s and EOP Operating Limited Partnership’s filings with the Securities and Exchange Commission (“SEC”). Many of the factors that will determine the outcome of the subject matter of this press release are beyond Equity Office’s ability to control or predict. Equity Office undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information About the Mergers and Where to Find It
In connection with proposed merger transactions involving Equity Office and EOP Operating Limited Partnership and affiliates of The Blackstone Group, Equity Office filed a definitive proxy statement and two proxy statement supplements with the SEC, has furnished the definitive proxy statement and the initial proxy statement supplement to Equity Office’s shareholders and is furnishing the second proxy statement supplement to Equity Office’s shareholders. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND THE PROXY STATEMENT SUPPLEMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS. Shareholders can obtain the proxy statement, the proxy statement supplements and all other relevant documents filed by Equity Office with the SEC free of charge at the SEC’s website at www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (800) 692-5304 or at www.equityoffice.com. The contents of the Equity Office website are not made part of this press release.
Equity Office and its trustees and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed merger transactions. Information about Equity Office and its trustees and executive officers, and their ownership of Equity Office’s securities, is set forth in the proxy statement relating to the proposed merger transactions described above.

CONTACT:	Equity Office Properties Trust
Beth Coronelli (Investors/Analysts), 312-466-3286
or
Terry Holt (Media), 312-466-3102
SOURCE: Equity Office Properties Trust